Exhibit 99.1

October 6, 2014

GT Advanced Technologies Inc. and Its Subsidiaries File for Bankruptcy Court Protection Under Chapter 11

Expects to Continue "Business As Usual" With Approximately $85 Million of Cash on the Balance Sheet and Plans to Obtain Debtor-In-Possession Financing

MERRIMACK, N.H., Oct. 6, 2014 (GLOBE NEWSWIRE) -- GT Advanced Technologies Inc., (Nasdaq:GTAT), announced today that it had, together with certain of its direct and indirect subsidiaries (collectively, GT), commenced voluntary cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Hampshire. GT expects the court will authorize the company to continue to conduct business as usual while it devotes renewed efforts to resolve its current issues and develops a reorganization plan.

GT indicated that as of September 29, 2014 it had approximately $85 million of cash. In addition, it is now seeking debtor-in-possession financing, which, once obtained, would provide the company with an immediate source of additional funds. These funding sources will enable GT to satisfy the customary obligations associated with the daily operation of its business, including the timely payment of employee wages and other obligations.

As a result of the filing, and as is customary with public companies, NASDAQ may temporarily halt trading in the company's stock pending the receipt of additional information on the company's financial condition. The company is cooperating with NASDAQ and will be providing any requested information as promptly as possible.

"GT has a strong and fundamentally sound underlying business," said Tom Gutierrez, president and chief executive officer of GT. "Today's filing does not mean we are going out of business; rather, it provides us with the opportunity to continue to execute our business plan on a stronger footing, maintain operations of our diversified business, and improve our balance sheet.

"We are convinced that the rehabilitative process of chapter 11 is the best way to reorganize, protect our company and provide a path to our future success. We remain committed to our roots in innovation and our diversification strategy. We plan to continue to operate as a technology leader across our core set of businesses."

The company indicated that it expects to provide additional details with respect to the chapter 11 filing as soon as they are available. More information, including access to court documents, can be accessed at www.KCCllc.net/gtat (court- appointed claims agent site); or www.nhb.uscourts.gov, the official Bankruptcy Court web site.

Additional information can also be found by visiting the "About Us" section of the company's website at http://www.gtat.com/about-us-overview.htm and clicking the link for "Restructuring Information."
About GT Advanced Technologies Inc.
GT Advanced Technologies Inc. is a leading diversified technology company producing advanced materials and innovative crystal growth equipment for the global consumer electronics, power electronics, solar and LED industries. Its technical innovations accelerate the use of advanced materials, enabling a new generation of products across this diversified set of global markets. For additional information about GT Advanced Technologies, please visit www.gtat.com.

Forward-Looking Statements
Some of the information in this press release relates to future expectations, plans and prospects for the Company's business and industry that constitute "forward-looking statements" for the purposes of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. Forward-looking statements include, but are not limited to the following: the Company expects to continue "business as usual" with approximately $85 Million of cash and expects to secure debtor-in-possession financing; the Company expects the court will authorize the Company to continue to conduct business as usual while it devotes renewed efforts to resolve its current issues and develops a reorganization plan; the Company will be able to secure debtor-in-possession financing and the amounts secured will be sufficient and will provide the company with an immediate source of additional funds; debtor-in-possession financing will enable GT to satisfy the customary obligations associated with the daily operation of its business, including the timely payment of employee wages and other obligations; NASDAQ may temporarily halt trading in the Company's stock pending the receipt of additional information on the Company's financial condition; the company will be providing NASDAQ any requested information as promptly as possible; the chapter 11 filing provides the Company with the opportunity to continue to execute its business plan on a stronger footing, maintain operations of its diversified business, and improve its balance sheet; the Company is convinced that the rehabilitative process of chapter 11 is the best way to reorganize, protect the Company and provide a path to future success; and the Company plans to continue to operate as a technology leader across its core set of businesses. These forward-looking statements are not a guarantee of performance and these statements involve certain risks and uncertainties that may be beyond the Company's control and may cause actual future results to differ materially from our current expectations both in connection with the Chapter 11 filings the Company is announcing today and its business and financial prospects. Statements of management's expectations, including its ability to successfully restructure, to address its financial challenges, obtain debtor-in-possession financing, the ability to address important issues in an orderly way and to make the Company stronger and more competitive are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. Factors that could affect our results include, but are not limited to: (i) the ability of the Company and its subsidiaries to continue as a going concern, (ii) the ability of the Company to obtain debtor-in-possession financing in adequate amounts; (iii) the ability of the Company and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iv) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, and (v) the effects of the bankruptcy filing on the Company and its subsidiaries and the interests of various creditors, equity holders and other constituents. Other factors that may cause actual events to differ materially from those expressed or implied by the forward-looking statements and various other risks are outlined in GT Advanced Technologies Inc.'s filings with the Securities and Exchange Commission, including the statements under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 2014 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Statements in this press release should be evaluated in light of these important factors. The statements in this press release represent GT Advanced Technologies Inc.'s expectations and beliefs as of the date of this press release. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
CONTACT: Media

GT Advanced Technologies Inc.

Jeff Nestel-Patt

Jeff.Nestelpatt@gtat.com

603-204-2883

Investors/Analysts

GT Advanced Technologies Inc.

Ryan Flaim

Ryan.Flaim@gtat.com

603-681-3689

DIP Financing

Rothschild Inc.

Neil Augustine

Neil.Augustine@rothschild.com

212-403-5411

Legal

Paul Hastings LLP

Luc Despins, lucdespins@paulhastings.com

James Grogan, jamesgrogan@paulhastings.com

Andrew Tenzer, andrewtenzer@paulhastings.com

212-318-6000